Exhibit 10.2
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                     AMERICAN BINGO ANNOUNCES TEXAS CONTRACT
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     American Bingo & Gaming  Corporation  (NASDAQ Sm Cap - BNGO) announces that it has entered into a contract - through wholly owned subsidiaries - with Prepaid Elite, LLP of Austin, Texas to provide phone card dispensing machines with a sweepstakes promotional game at all of its eleven bingo halls in Texas.

     Prepaid Elite is responsible for providing all machines, installation of the machines, maintenance and servicing of all machines. Prepaid Elite paid American Bingo a $100,000 non-refundable security deposit as a credit against future earnings for American Bingo and its wholly owned subsidiaries. This amount is an approximation of the quarterly earnings estimated to be received by American Bingo's wholly owned subsidiaries.

     In making this decision, American Bingo relied upon the representations of Prepaid Elite and an opinion issued by the State of Texas Attorney General's Office opining as to the legality of this type of machine in the State of Texas. American Bingo has an option to acquire these machines at any time.

     In commenting upon the new agreement, Jeffrey L Minch, the President of American Bingo said:

     "THE NEW CONTRACT WITH PREPAID ELITE WILL BE PROFITABLE FOR AMERICAN BINGO'S WHOLLY OWNED SUBSIDIARIES. WE EXPECT TO SHARE THIS REVENUE IN PART WITH OUR CHARITY PARTNERS."

     American Bingo is engaged in the development and operation of charitable bingo halls. Qualified charities are able to fund their worthy causes by offering consumers entertainment in the form of bingo games - subject to strict regulatory oversight - for which the charities pay rent to American Bingo for the use of the facility subject to long standing leases. American Bingo has relationships with over 60 such charities.

     Charities playing in American Bingo halls received approximately $3,200,000 in 1999 to fund their noble causes.


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     American  Bingo  is  the  only  public  company attempting to strategically consolidate this $12,000,000,000 arcane, niche industry and is currently the largest public company operating charitable bingo halls in the United States. American Bingo operates twenty (20) bingo halls in Texas, Alabama and South Carolina and is currently developing two (2) new bingo halls in Alabama that will commence operations in 2000.


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